 Exhibit B, 29(iii)

CORPORATE ACCESS NUMBER: 209541762

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

NATIONAL FUEL EXPLORATION CORP.
AMENDED ITS ARTICLES ON 2002/08/02.

[SEAL] Registrar of Corporations Omitted